UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 18, 2004

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 18, 2004, the Company entered into a $150.0 million Amended and Restated Senior Credit Facility (“Amended Senior Credit Facility”) with BNP Paribas Securities Corporation as lead arranger for a syndicate of banks. The Amended Senior Credit Facility replaces the Company’s existing $111.8 million three-year senior secured revolving credit facility that was to expire on November 30, 2004. The Amended Senior Credit Facility has a five year term expiring on November 18, 2009. Interest on the Amended Senior Credit Facility is at the base rate or at the reserve adjusted Eurodollar rate plus, in each case, an applicable margin. Commitment fees shall be charged on the undrawn amounts at rates ranging from 0.15 percent to 0.50 percent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: November 19, 2004	By:	/s/ Richard N. Phegley
Richard N. Phegley
Senior Vice President and
Chief Financial Officer

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